Exhibit 99.1

Medalist Diversified REIT, Inc. ANNOUNCES Transition to Internalized Management AND LEADERSHIP CHANGES

RICHMOND, Va., July 18, 2023--Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the "Company" or "Medalist"), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., announced today that the Company has completed its process to internalize management, and resultant changes to the Company’s leadership and to the Company’s Board of Directors (the “Board”).

In connection with these actions, Thomas (Tim) Messier and William Elliott will be leaving their respective roles with the Company effective immediately, Tim Messier, as the former Chairman and Chief Executive Officer, and William Elliott, as the former Vice Chairman, President, and Chief Operating Officer. The Board appreciates Messrs. Messier and Elliott’s dedicated service and substantial contributions to the Company. In the interim, Timothy O’Brien will step in as Chairman of the Board, Francis Kavanaugh will step in as interim Chief Executive Officer, and Brent Winn will continue in his role as Chief Financial Officer.

These changes are expected to lead to streamlined operations, reduced costs, and increased agility. Medalist is committed to a smooth transition process and ensuring continuity of leadership, with the primary focus on preserving and enhancing shareholder value.

Messrs. Messier and Elliott made this joint statement, “Since Medalist Diversified REIT’s founding, we have worked to build a diversified real estate portfolio that is now approximately 98 percent leased, has consistently produced positive cash flow, and performed throughout the COVID-19 pandemic. We are proud that Medalist has paid dividends to its shareholders for nine consecutive quarters, even as the REIT industry in general, and microcap REITs in particular, have been impacted by market forces that are causing REITS to trade at a fraction of their worth. We believe Medalist has a strong platform and portfolio that is well positioned for the future.”

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions. The Company’s strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to property management while monitoring the middle market real estate markets in the southeast for acquisition opportunities and disposal of properties as considered appropriate. For more information on Medalist, please visit the Company website at www.medalistreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could” and include statements about the transition to internalized management and the impact, if any, of such actions on the Company and the trading price of the Company’s common stock. Forward-looking statements are based upon the Company’s present expectations but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, adverse changes in the pricing of the Company’s assets, disruptions associated with management internalizations, increased costs of, and reduced availability of, capital and those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Contact

Brent Winn
Medalist Diversified REIT, Inc.
brent.winn@medalistprop.com